                                Exhibit 10.72

December 21, 2021

Russell B. Brewer II
Chief Surveillance Officer and Chief Information Officer

Dear Russ:

This letter agreement (the “Agreement”) will confirm our understanding regarding your retirement from Assured Guaranty Ltd. (the “Company”).
SECTION 1
RETIREMENT DATE
In discussions with the Company, you and the Company have agreed that you will resign as Chief Surveillance Officer, Chief Information Officer and as an executive officer of the Company and its Affiliates (as defined in Section 3.5 of this Agreement), effective as of December 31, 2021 (the “Resignation Date”). Subject to the terms of this Agreement, during the period beginning on January 1, 2022 and ending on December 31, 2022 (the “Retirement Date” and the period between January 1, 2022 and the Retirement Date referred to as the “Transition Period”), you shall remain employed by the Company as a non-executive officer with a title of Senior Advisor to the Chief Executive Officer of the Company. The effective date of your separation from all positions and employment with the Company and its Affiliates will be the Retirement Date or, if earlier, the date your termination occurs for any other reason (the date of your termination referred to as the “Separation Date”). As a result of your retirement and in recognition of your years of exceptional service to the Company and in order to incentivize you to remain with the Company through the Retirement Date, the Company has approved certain rights to continued eligibility for future cash and equity grants and to accelerated and continued vesting of unvested equity awards held by you as of the Retirement Date that were granted pursuant to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended (the “LTIP”) all as detailed below in Section 2. The offer to you set forth in this Agreement shall remain outstanding during the period described in the release of claims attached hereto as Exhibit A (the “First Release”), provided that the Company may, in its sole discretion, by written notice to you, extend this date. The release of claims attached hereto as Exhibit B (the “Second Release”) should be signed and returned to the Company on or after your Separation Date such that the Second Release becomes effective within the sixty-day period following your Separation Date; provided, however, that the Second Release must be signed by someone with applicable authority to sign on your behalf in the event of your death or Permanent Disability. You shall be considered to be Permanently Disabled if you become entitled to long-term disability benefits pursuant to any applicable long-term disability plan maintained by the Company or an Affiliate or, if no such long-term disability plan is maintained, if you would be treated as “disabled” in accordance with the provisions of Treas. Reg. §1.409A-3(i)(4).
SECTION 2
PAYMENTS AND BENEFITS
You shall be entitled to compensation, benefits, payments, and distributions from the Company and its Affiliates in accordance with this Section 2.
2.1.Amounts Through Separation Date.

(a)Base Salary. Your annual base salary through the Separation Date shall remain at no less than $550,000.
(b)2021 Cash Incentive Payment. In February 2021, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) assigned an individual target cash incentive amount related to your 2021 performance (the “2021 Cash Incentive Payment”) of 2.00x your annual base salary. Consistent with past practice and subject to your continued employment through the payment date, which will be no later than March 15, 2022, your actual 2021 Cash Incentive Payment will be determined by the Compensation Committee, consistent with other executive officers and based on your actual 2021 performance; provided, however, if you incur a termination of employment due to death or Permanent Disability prior to the payment date, you shall remain eligible to receive the 2021 Cash Incentive Payment based on your actual performance through the date of such termination as determined by the Compensation Committee. If you incur a termination for any reason other than due to death or Permanent Disability prior to the payment date of the 2021 Cash Incentive Payment, you shall not be entitled to the 2021 Cash Incentive Payment.
(c)2021 Equity Award. To the extent you are granted an award of long-term incentive compensation (the “2021 Equity Award”) by the Compensation Committee relating to your 2021 performance, such award will be in the form of Restricted Stock Units pursuant to a grant agreement substantially in the form attached hereto as Exhibit C (subject to any updates approved by the Compensation Committee for grant agreements generally in 2022), and will be awarded no later than March 15, 2022; provided, however, in the event that you incur a termination of employment due to death or Permanent Disability prior to the date of grant, you shall be entitled to a cash payment on the date such grant would have otherwise been made in a value equal to what would have been the target nominal value of such Restricted Stock Units. Consistent with past practice and subject to your continued employment through the date of grant, the nominal value of the 2021 Equity Award will be determined by the Compensation Committee, consistent with other executive officers and based on your actual 2021 performance; provided, however, if you incur a termination of employment due to death or Permanent Disability prior to the date of grant, you shall remain eligible to receive the 2021 Equity Award (in cash as noted above) based on your actual performance through the date of such termination as determined by the Compensation Committee. If you incur a termination for any reason other than due to death or Permanent Disability prior to the date of grant of the 2021 Equity Award, you shall not be entitled to the 2021 Equity Award.
(d)Executive Severance Plan. For the avoidance of doubt, you shall remain eligible for severance payments pursuant to the Assured Guaranty Ltd. Executive Severance Plan, as it may be amended from time to time (the “Severance Plan”) in the event you incur a Qualifying Termination (as defined in the Severance Plan) prior to the Retirement Date subject to all applicable terms of the Severance Plan.
(e)Employee Benefits. Prior to your Separation Date, you shall remain eligible for the employee benefits plans maintained by the Company and its Affiliates subject to the terms of such plans.
(f)Within thirty days of the Separation Date or such earlier date as required by applicable law, the Company shall pay you (i) the amount of all earned and previously unpaid salary for the period ending on your Separation Date, based upon your then-current annual base salary, and (ii) an amount that is in settlement of any and all vacation days that you have accrued but did not use, and to which you are entitled from the Company. You will not accrue or be entitled to any vacation after your Separation Date.
2.2. 2022 Cash Incentive Payment. Subject to your continued employment in calendar year 2022, in December 2022, the Compensation Committee will grant you a cash incentive award related to your 2022 performance (the “2022 Cash Incentive Payment”) with a target amount equal to one-quarter of your 2021 Cash Incentive Payment. However, if you incur a termination of employment due to death or Permanent Disability during 2022 prior to the Retirement Date, you shall remain eligible to receive the 2022 Cash Incentive Payment based on your actual performance during 2022 through the date of such termination as determined by the Compensation Committee. If you incur a termination for any reason other than due to death or Permanent Disability prior to the Retirement Date, you shall not be entitled to the 2022 Cash Incentive Payment.
2.3.Restricted Stock Units. For restricted stock unit (“RSU”) awards granted previously pursuant to the LTIP that remain unvested as of the date of this Agreement, as detailed in the terms of Exhibit D, you shall remain eligible to receive a distribution of shares and payment of any dividend equivalents for any vesting date prior to your Retirement Date, subject to the applicable terms of the LTIP and any applicable grant agreement. Subject to you remaining employed until the Retirement Date, your signing and not revoking the First and Second Release, and your continued compliance with the terms of Section 3 below and the applicable terms of the LTIP and any applicable grant agreement, your termination shall be treated as a Retirement for purposes of the RSU awards granted to you and you shall become vested subject to the terms of the award agreement and receive a distribution of shares and payment of any dividend equivalents, subject to the terms of the RSU awards granted pursuant to the LTIP, as detailed in the terms of Exhibit D (“RSU Distributions”); provided, however, that, if the Second Release does not become effective on or before the sixtieth day after your Retirement Date or you violate the terms of Section 3 below or the applicable terms of the LTIP or any applicable grant agreement, you shall forfeit your right to receive the RSU Distributions; provided, further, however, that if you incur a termination prior to the Retirement Date for any reason, your right to vesting or distribution with respect to such termination shall be determined in accordance with the terms of the applicable grant agreement.
2.4.Performance Stock Units. For performance stock unit (“PSU”) awards granted previously pursuant to the LTIP that remain unvested as of the date of this Agreement, as detailed in the terms of Exhibit D, you shall remain eligible to receive a distribution of shares and payment of any dividend equivalents for any vesting date prior to your Retirement Date, subject to the applicable terms of the LTIP and any applicable grant agreement. Subject to you remaining employed until the Retirement Date, your signing and not revoking the First and Second Release, and your continued compliance with the terms of Section 3 below and the applicable terms of the LTIP and any applicable grant agreement, your termination shall be treated as a Retirement for purposes of the PSU awards granted to you, with the amounts of the applicable distributions of shares and payment of any dividend equivalents determined by the Compensation Committee based on the achievement of the performance goals as of the last day of the applicable performance period, subject to the terms of the PSU awards granted pursuant to the LTIP, as detailed in the terms of Exhibit D (“PSU Distributions”); provided, however, that, if the Second Release does not become effective on or before the sixtieth day after your Retirement Date or you violate the terms of Section 3 below or the applicable terms of the LTIP or any applicable grant agreement, you shall forfeit your right to receive the PSU Distributions; provided, further, however, that if you incur a termination prior to the Retirement Date for any reason, your right to vesting or distribution with respect to such termination shall be determined in accordance with the terms of the applicable grant agreement.

2.5.COBRA Coverage. On and after your Separation Date, your entitlement to continue medical coverage under the benefit plans of the Company will be determined in accordance with any retiree medical provisions of the plans and with the provisions of section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), and section 601 of the Employee Retirement Income Security Act of 1974, as amended (which continuation coverage is sometimes referred to as “COBRA coverage”).
2.6.Other Benefits. You will be entitled to benefits under the Company’s qualified retirement plan according to the terms of such plan, and you will be entitled to a distribution of your accrued benefits in the AG US Group Services Inc. Supplemental Executive Retirement Plan (the “SERP”) following the Separation Date pursuant to the terms of such plan. Except as otherwise provided herein, all other benefits shall cease as of the Separation Date.
2.7.Tax Preparation Reimbursement. Subject to you remaining employed until the Retirement Date, your signing and not revoking the First and Second Release, and your continued compliance with the terms of Section 3 below, you will be entitled to be reimbursed for the reasonable, documented accounting fees and expenses incurred no later than December 31, 2023 in the preparation of your tax returns through and including calendar year 2022, subject to the rules established by the Company relating to such reimbursement.
2.8.Withholding. All amounts otherwise payable under this Agreement shall be subject to customary withholding and other employment taxes, and shall be subject to such other withholding as may be required in accordance with the terms of this Agreement.
2.9.Other Payments. Except as specified in this Section 2, or as otherwise expressly provided in or pursuant to the Agreement, you shall be entitled to no compensation, benefits or other payments or distributions, and references in the First Release and the Second Release to the release of claims against the Company shall be deemed to also include reference to the release of claims against all compensation and benefit plans and arrangements established or maintained by the Company and its Affiliates.
SECTION 3
PROTECTION OF COMPANY INTERESTS
3.1.Restrictive Covenants. As a condition to receiving the payments in Section 2, you expressly agree and acknowledge that you agree to the terms of this Section 3, and you expressly agree and acknowledge that all applicable terms of the LTIP and all award agreements for awards previously granted to you pursuant to the LTIP shall survive and that you remain bound by the terms of such agreements (including, but not limited to, all applicable restrictive covenants contained in such agreements which shall apply to each applicable award under the LTIP in addition to the restrictive covenants listed in this Section 3).
3.2.Non-competition and Non-solicitation. You agree that you shall not, at any time during your employment with the Company or during the two-year period following the Separation Date, directly or indirectly engage in a Competitive Activity. For purposes of this Agreement, “Competitive Activity” shall mean (i) your engaging in an activity, directly or indirectly, whether as an employee, consultant, partner, principal, agent, distributor, representative, stockholder (except as a less than one percent stockholder of a publicly traded company or a less than five percent stockholder of a privately held company) or otherwise, within the United States, Bermuda, Europe or Australia, if such activities involve insurance or reinsurance of entities or risks that are competitive with the insurance or reinsurance business then being conducted or contemplated by the Company or any Affiliate or if such activities involve investing, trading, or providing advisory, operational, or risk management services with respect to financial products or instruments similar to those which the Company or any of its

Affiliates is then investing in, trading, or providing advisory, operational, or risk management services with respect to and which, during the period covered by your employment, were conducted or contemplated by the Company or any Affiliate; or (ii) you engaging in any activity, directly or indirectly, whether on behalf of yourself or any other person or entity (x) to solicit any client and/or customer of the Company or any Affiliate or (y) to hire any employee or former employee of the Company or any present or former Affiliate of the Company or encourage any employee of the Company or Affiliate to leave the employ of the Company or Affiliate.
3.3.Non-Disparagement. At all times prior to and following the Separation Date, you agree that you shall not make any statements or express any views that disparage the business reputation or goodwill of the Company and/or any of its Affiliates.
3.4.Confidentiality. You agree that you shall not, without the prior written consent of the Company, use, or disclose to any person (other than an employee of either of the Company or an Affiliate, or other person, to whom disclosure is necessary to the performance by you of your duties in the employ of the Company or Affiliate) any confidential or proprietary information about the Company or any Affiliate or their business, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by you). The foregoing covenants by you shall be without limitation as to time and geographic applications. Nothing in this Section 3.4 or this Agreement prohibits you from reporting possible violations of applicable law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation.
3.5.Property. You represent and warrant that you have or prior to the Separation Date you will have (i) removed your personal effects from your office at the Company, (ii) vacated such office, (iii) returned to the Company all property of the Company and its Affiliates, including, without limitation, any Company computer, iPhone, iPad, keys, credit cards, passes, files, confidential documents or material, or other property belonging to the Company or its Affiliates, and (iv) returned all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company or its Affiliates. For purposes of the preceding sentence, the term “trade secrets” shall mean information, including a formula, pattern, compilation, program device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. You further represent and warrant that (i) prior to your Separation Date, you have not deleted or altered any documents, files or information in the Company computer, iPhone, iPad, or in the Company’s electronic or other records, or duplicated, downloaded or otherwise retained any documents, files or other information belonging to the Company or its Affiliates, other than a routine deletion or alteration in the ordinary course of business and (ii) after your Separation Date, you will not delete or alter any documents, files or information in the Company laptop computer, iPhone, iPad, or duplicated, downloaded or otherwise retained any documents, files or other information belonging to the Company or its Affiliates, other than a routine deletion or alteration in the ordinary course of business. For purposes of this Agreement, the term “Affiliate” means (a) any corporation, partnership, joint venture or other entity which, owns, directly or indirectly, at least a fifty percent interest in the Company (or any successor to the Company); (b) any corporation, partnership, joint venture or other entity in which at least a fifty percent interest is owned, directly or indirectly, by the Company or by any entity that is an Affiliate by reason of clause (a) next above; or (c) any other corporation, partnership, joint venture or other entity which is under common control with the Company. For purposes of the definition of Affiliate, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise.
3.6.No Interference With Rights: The Parties agree that nothing in this Agreement shall be construed to prohibit you from challenging illegal conduct or engaging in protected activity, including without limitation reporting possible violations of any law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of any law or regulation, filing a charge or complaint with, and/or participating in any investigation or proceeding conducted by, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, and/or any other federal, state or local government agency. Further, the Parties agree that nothing in this Agreement shall be construed to interfere with the ability of any federal, state or local government agency to investigate any such charge or complaint, or your ability to communicate voluntarily with any such agency. However, by signing this Agreement, you understand that you are waiving your right to receive individual relief based on claims asserted in any such charge or complaint, except where such a waiver is prohibited. You understand that your release of claims as contained in this Agreement does not extend to any rights you may have under any laws governing the filing of claims for COBRA, unemployment, disability insurance and/or workers’ compensation benefits. You further understand that nothing herein shall be construed to prohibit you from: (a) challenging the Company’s failure to comply with its promises to make payment and provide other consideration under this Agreement; (b) asserting your right to any vested benefits to which you are entitled pursuant to the terms of the applicable plans and/or applicable law; (c) challenging the knowing and voluntary nature of your release of claims under the Age Discrimination in Employment Act of 1967; and/or (d) asserting any claim that cannot lawfully be waived by private agreement.
3.7.Cooperation. You agree that you will reasonably cooperate with the Company and its Affiliates, and their respective counsel in connection with any investigation, administrative proceeding or litigation, or in response to a reasonable request for assistance from the Company or its Affiliates, relating to any matter that occurred during your employment in which you were involved or of which you have knowledge. The Company or its Affiliates will reimburse you for your reasonable costs incurred, upon proper and timely submission of receipts with respect thereto, in accordance with the Company’s or its Affiliates’ then-current policy, practices or procedures. You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to provide documents or give testimony (in a deposition, court proceeding or otherwise) or are requested by a governmental or regulatory body to provide an interview, which in any way relates to your employment by the Company or any of its Affiliates, you will give prompt notice of such request to General Counsel, AG US Group Services Inc., 1633 Broadway, New York, NY 10019 (generalcounsel@agltd.com) (or his or her successor or designee) and, unless otherwise required by law, will make no disclosure or production until the Company or its Affiliates have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure or production.
3.8.Effect of Covenants. Nothing in this Section 3 shall be construed to adversely affect the rights that the Company would possess in the absence of the provisions of such Section.
SECTION 4
RELEASE AND WAIVER
As part of this Agreement, and in consideration of the additional payments provided to you in accordance with this Agreement, you are required to execute the First Release, in the form set forth as Exhibit A of this Agreement, and the Second Release, in the form set forth as Exhibit B of this Agreement, which are attached to and form a part of this Agreement. This Agreement (including all Exhibits to this Agreement), and the commitments and obligations of all parties hereunder: (a) shall become final and binding immediately following the expiration of your right to revoke the execution of the Second Release in accordance with paragraph 2(d) of the release; (b) shall not become final and binding until the expiration of such right to revoke; and (c) shall not become final and binding if you revoke such execution.
SECTION 5
MISCELLANEOUS
5.1.Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing, without the consent of any other person. So long as you live, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. It is the intention of the parties that the payments and benefits to which you could become entitled under this Agreement not be subject to accelerated recognition of income or imposition of additional tax under Code Section 409A, and the Agreement shall be construed in a manner that is consistent with this intent.
5.2.Waiver of Breach. The waiver by either you or the Company (or its Affiliates) of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either you or the Company. Continuation of benefits hereunder by the Company following a breach by you of any provision of this Agreement shall not preclude the Company from thereafter exercising any right that it may otherwise independently have to terminate said benefits based upon the same violation.
5.3.Effect of Breach. You acknowledge that the Company would be irreparably injured by your violation of Section 3, and you agree that the Company and its Affiliates, in addition to any other remedies available to them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining you from any actual or threatened breach of Section 3. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. You acknowledge that each of the covenants contained in Section 3 are an essential part of this Agreement and a condition to the Company’s agreement to provide the payments and benefits described in Section 2. If any covenant or term of Sections 3 is determined to be invalid or unenforceable in any instance, such determination shall not prevent the reassertion thereof with respect of any other breach or violation. If, in any proceeding, a court (or other tribunal) refuses to enforce the covenants contained in Sections 3 because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed amended to the extent (but only to the extent) required by law to permit its enforceability hereunder. You also agree that, if you ever challenge the validity of this Agreement, the First Release or the Second Release or if you breach the terms of this Agreement, the First Release or the Second Release or the terms of any applicable grant agreement pursuant to the LTIP, you will forfeit your right to any unpaid payments pursuant to this Agreement and, if paid prior to such breach, you agree to repay the 2022 Cash Incentive Payment to the Company together with an amount equal to any gain received as a result of the RSU Distributions and the PSU Distributions.
5.4.Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified); provided, however, that if one or more provisions of the First and Second Release are invalid or unenforceable, the Company may, in its sole discretion, elect to have the entire Agreement treated as invalid and unenforceable.
5.5.Other Agreements. Except as otherwise specifically provided in this Agreement, this instrument constitutes the entire agreement between you and the Company and supersedes all prior agreements and understandings, written or oral, including, without limitation, the Employment Agreement and any other agreements that may have been made by and between you and the Company or its predecessors or Affiliates; provided, however, that for the avoidance of doubt, as noted in Section 3 of this Agreement, you agree that you remain bound by all applicable terms of the LTIP and all award agreements for awards previously granted to you pursuant to the LTIP.
5.6.Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the conflict of law provisions of any state.
5.7.Costs. The parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with this Agreement and the First and Second Release.
5.8.Exhibits, Other Documents. Except as otherwise expressly provided in this Agreement, or except where the context clearly requires otherwise, all references in this Agreement to “the Agreement” or “this Agreement” shall be deemed to include references to each of the Exhibits to this Agreement. To the extent that the terms of this Agreement (including the Exhibits to this Agreement) provide that your rights or obligations set forth in this Agreement (including the Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms of any other plan or other document, this Agreement (including the Exhibits to this Agreement) shall be deemed to incorporate by reference such plan or other document.
5.9.Counterparts. This Agreement may be executed in more than one counterpart, but all of which together will constitute one and the same agreement.
If you accept the terms of this Agreement, please indicate your acceptance by signing and returning a copy of this Agreement to the undersigned, along with a signed copy of Exhibit A (First Release) and a signed copy of Exhibit B (Second Release) within the time period specified on or after your Separation Date.

Very truly yours,

Assured Guaranty Ltd. and its Affiliates

/s/ Dominic Frederico
By: Dominic Frederico
Its: President and Chief Executive Officer
Accepted and agreed:
Date:     December 21, 2021

/s/ Russell B. Brewer II
Name: Russell B. Brewer II

Offer Date: December 21, 2021
EXHIBIT A
RELEASE AND WAIVER
1. This document is attached to, is incorporated into, and forms a part of, the retirement agreement dated December 21, 2021 (the “Agreement”) by and between Russell B. Brewer II (the “Executive”) and Assured Guaranty Ltd. (the “Company”). The Executive, on behalf of himself and the other Executive Releasors, releases and forever discharges the Company and the other Company Releasees from any and all Claims which the Executive now has or claims, or might hereafter have or claim (or the other Executive Releasors may have, to the extent that it is derived from a Claim which the Executive may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this Release and Waiver, including, but not limited to, Claims that arise out of or relate to the Executive’s employment by the Company and its Affiliates as defined in the Agreement and/or the Executive’s termination or resignation therefrom. However, nothing in this Release and Waiver shall constitute a release of any Claims of the Executive (or other Executive Releasors) for a breach by the Company of the Agreement; or purport to release any claims which may not lawfully be released.
    2. For purposes of this Release and Waiver, the terms set forth below shall have the following meanings:
(a)    The term “Agreement” shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which the Executive is entitled to benefits in accordance with the Agreement and the Exhibits.
(b)    The term “Claims” shall include (except for claims for breach of the Agreement) any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, known or unknown, cognizable at law or equity, shall include claims related to pay, commission, hours, bonuses, pension, disability, physical or mental affliction, benefits including vacation days and payment for unused vacation, reimbursement for expenses, terms and conditions of employment and claims of discrimination on account of age, race, color, sex, sexual harassment, sexual orientation, marital status, disability, national origin, citizenship, religion, or retaliation and shall include, without limitation, claims arising under (or alleged to have arisen under) (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) The Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) The Immigration Reform Control Act, as amended; (vii) The Americans with Disabilities Act of 1990, as amended; (viii) The National Labor Relations Act, as amended; (ix) The Fair Labor Standards Act, as amended; (x) The Occupational Safety and Health Act, as amended; (xi) The Family and Medical Leave Act of 1993; (xii) the Sarbanes-Oxley Act; (xiii) the federal Worker Adjustment and Retraining Notification Act and any similar state laws; (xiv) any state antidiscrimination law; (xv) any state or local wage and hour law; (xvi) any other local, state or federal law, regulation or ordinance; (xvii) any whistleblower law; (xviii) any public policy, contract, tort, or common law; or (xix) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. (Executive specifically releases any claim based on any amendment to the laws referenced, whenever such amendment was enacted, and specifically releases any claim under the Lily Ledbetter Fair Pay Act and any new laws enacted after January 1, 2009. Executive does not, however, release any claim which the statute provides may not be released under any circumstances.)
Exhibit A – Page 1

(c)    The term “Company Releasees” shall include the Company and its Affiliates, and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, assigns, administrators and fiduciaries under any employee benefit plan of the Company and its Affiliates, and insurers, and their predecessors and successors.
(d)    The term “Executive Releasors” shall include the Executive, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Executive.
3. The following provisions are applicable to and made a part of the Agreement and this Release and Waiver:
(a)    By this Release and Waiver, the Executive Releasors do not release or waive any right or claim which they may have which arises after the date of execution of this Release and Waiver.
(b)    In exchange for this Release and Waiver, the Executive hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company’s policy or applicable law.
(c)    The Company hereby expressly advises the Executive to consult with an attorney of his choosing prior to executing this Release and Waiver.
(d)    The Executive has twenty-one (21) days from the Offer Date to consider whether or not to execute this Release and Waiver. In the event of such execution, the Executive has a further period of seven (7) days from the date of said execution in which to revoke said execution. This Release and Waiver will not become effective until expiration of such revocation period.
(e)    This Release and Waiver, and the commitments and obligations of all parties under the Agreement:
(i) shall become final and binding immediately following the expiration of the Executive’s right to revoke the execution of this Release and Waiver in accordance with paragraph 2(d) of this Exhibit A;
(ii) shall not become final and binding until the expiration of such right to revoke; and
(iii) shall not become final and binding if the Executive revokes such execution.
4. The Executive hereby acknowledges that he has carefully read and understands the terms of the Agreement and this Release and Waiver and each of his rights as set forth therein.

                            _____________________________
Russell B. Brewer II

Date: _______________________

[Signature page to Exhibit A: Executive Release and Waiver]
Exhibit A – Page 2

Offer Date: December 31, 2022
EXHIBIT B
RELEASE AND WAIVER
1. This document is attached to, is incorporated into, and forms a part of, the retirement agreement dated December 21, 2021 (the “Agreement”) by and between Russell B. Brewer II (the “Executive”) and Assured Guaranty Ltd. (the “Company”). The Executive, on behalf of himself and the other Executive Releasors, releases and forever discharges the Company and the other Company Releasees from any and all Claims which the Executive now has or claims, or might hereafter have or claim (or the other Executive Releasors may have, to the extent that it is derived from a Claim which the Executive may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this Release and Waiver, including, but not limited to, Claims that arise out of or relate to the Executive’s employment by the Company and its Affiliates as defined in the Agreement and/or the Executive’s termination or resignation therefrom. However, nothing in this Release and Waiver shall constitute a release of any Claims of the Executive (or other Executive Releasors) for a breach by the Company of the Agreement; or purport to release any claims which may not lawfully be released.
    2. For purposes of this Release and Waiver, the terms set forth below shall have the following meanings:
(a)    The term “Agreement” shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which the Executive is entitled to benefits in accordance with the Agreement and the Exhibits.
(b)    The term “Claims” shall include (except for claims for breach of the Agreement) any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, known or unknown, cognizable at law or equity, shall include claims related to pay, commission, hours, bonuses, pension, disability, physical or mental affliction, benefits including vacation days and payment for unused vacation, reimbursement for expenses, terms and conditions of employment and claims of discrimination on account of age, race, color, sex, sexual harassment, sexual orientation, marital status, disability, national origin, citizenship, religion, or retaliation and shall include, without limitation, claims arising under (or alleged to have arisen under) (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) The Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) The Immigration Reform Control Act, as amended; (vii) The Americans with Disabilities Act of 1990, as amended; (viii) The National Labor Relations Act, as amended; (ix) The Fair Labor Standards Act, as amended; (x) The Occupational Safety and Health Act, as amended; (xi) The Family and Medical Leave Act of 1993; (xii) the Sarbanes-Oxley Act; (xiii) the federal Worker Adjustment and Retraining Notification Act and any similar state laws; (xiv) any state antidiscrimination law; (xv) any state or local wage and hour law; (xvi) any other local, state or federal law, regulation or ordinance; (xvii) any whistleblower law; (xviii) any public policy, contract, tort, or common law; or (xix) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. (Executive specifically releases any claim based on any amendment to the laws referenced, whenever such amendment was enacted, and specifically releases any claim under the Lily Ledbetter Fair Pay Act and any new laws enacted after January 1, 2009. Executive does not, however, release any claim which the statute provides may not be released under any circumstances.)
Exhibit B – Page 1

(c)    The term “Company Releasees” shall include the Company and its Affiliates, and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, assigns, administrators and fiduciaries under any employee benefit plan of the Company and its Affiliates, and insurers, and their predecessors and successors.
(d)    The term “Executive Releasors” shall include the Executive, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Executive.
3. The following provisions are applicable to and made a part of the Agreement and this Release and Waiver:
(a)    By this Release and Waiver, the Executive Releasors do not release or waive any right or claim which they may have which arises after the date of execution of this Release and Waiver.
(b)    In exchange for this Release and Waiver, the Executive hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company’s policy or applicable law.
(c)    The Company hereby expressly advises the Executive to consult with an attorney of his choosing prior to executing this Release and Waiver.
(d)    The Executive has had at least twenty-one (21) days from the Offer Date to consider whether or not to execute this Release and Waiver. In the event of such execution, the Executive has a further period of seven (7) days from the date of said execution in which to revoke said execution. This Release and Waiver will not become effective until expiration of such revocation period.
(e)    This Release and Waiver, and the commitments and obligations of all parties under the Agreement:
(i) shall become final and binding immediately following the expiration of the Executive’s right to revoke the execution of this Release and Waiver in accordance with paragraph 2(d) of this Exhibit B;
(ii) shall not become final and binding until the expiration of such right to revoke; and
(iii) shall not become final and binding if the Executive revokes such execution.
4. The Executive hereby acknowledges that he has carefully read and understands the terms of the Agreement and this Release and Waiver and each of his rights as set forth therein.

                            _____________________________
Russell B. Brewer II

Date: _______________________

[Signature page to Exhibit B: Executive Release and Waiver]
Exhibit B – Page 2

EXHIBIT C
2022 RSU GRANT AGREEMENT FOR BREWER

Executive Restricted Stock Unit Agreement under
Assured Guaranty Ltd. 2004 Long-Term Incentive Plan
THIS AGREEMENT is effective as of the Grant Date (as defined in Section 1), and is by and between the Participant and Assured Guaranty Ltd. (the "Company").
WHEREAS, the Company maintains the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the "Plan"), and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Restricted Stock Unit Award under the Plan;
WHEREAS, the Company and the Participant have entered into a separation agreement dated [__________] (the “Separation Agreement”); and
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1. Terms of Award. The following words and phrases used in this Agreement shall have the meanings set forth in this Section 1:
(a)The "Participant" is ________________________________
(b)The "Grant Date" is [_________], 2022.
(c)The number of “Covered Units” granted under this Agreement is _____ Units. Each “Unit” represents the right to receive one share of Stock on the Delivery Date, subject to the terms of this Agreement and the Plan.
(d)The “First Delivery Date” with respect to thirty-three percent (33%) of the Covered Units shall be the earliest to occur of: (i) the first anniversary of the Grant Date; (ii) the Participant’s death; and (iii) the date on which the Participant becomes Permanently Disabled.
(e)The “Second Delivery Date” with respect to thirty-three percent (33%) of the Covered Units shall be the earliest to occur of: (i) the second anniversary of the Grant Date; (ii) the Participant’s death; and (iii) the date on which the Participant becomes Permanently Disabled.
(f)The “Third Delivery Date” with respect to the remaining thirty-four percent (34%) of the Covered Units shall be the earliest to occur of: (i) the third anniversary of the Grant Date; (ii) the Participant’s death; and (iii) the date on which the Participant becomes Permanently Disabled.
Other words and phrases used in this Agreement are defined pursuant to Section 22, elsewhere in this Agreement, the Separation Agreement or the Plan.
2. Restricted Stock Unit Award. This Agreement specifies the terms of the "Restricted Stock Unit Award" granted to the Participant.
3. Restricted Period. Subject to Section 4 below, with respect to all Covered Units, the "Restricted Period" for the Covered Units shall begin on the Grant Date and end on the earlier to occur of (i) voluntary termination on December 31, 2022 (the “Retirement Date”); or
Exhibit C – Page 1

(ii) a Vesting Change in Control. The Committee, in its sole discretion, may accelerate the end of the Restricted Period.
4. Termination of Employment. Except as otherwise provided in this Section 4, if the Participant’s Date of Termination occurs for any reason prior to the completion of the Restricted Period, all Covered Units for which the Vesting Date is on or after such Date of Termination shall be immediately forfeited.
(a)Death or Disability. If the Participant’s Date of Termination occurs due to the Participant’s death or Disability prior to the last day of the Restricted Period, the Restricted Period for all Covered Units for which the Vesting Date is on or after such Date of Termination shall immediately lapse upon such Date of Termination.
(b)Qualifying Termination Before a Change in Control. If the Participant’s Date of Termination occurs due to a Qualifying Termination prior to the last day of the Restricted Period and prior to the date of a Change in Control, then the Participant shall be treated as if his Date of Termination had not occurred prior to the last day of the Restricted Period, subject to the Participant not engaging in any Competitive Activity prior to the last day of the Restricted Period and subject to the Participant signing and not revoking a general release and waiver of all claims against the Company as required by Section 7.1 of the Severance Plan. If such release is not effective within the sixty-day period required by Section 7.1 of the Severance Plan or in the event that the Participant engages in a Competitive Activity prior to the last day of the Restricted Period, the Participant shall immediately forfeit all of the Covered Units.
(c)Qualifying Termination On or After a Change in Control. If the Participant’s Date of Termination occurs due to a Qualifying Termination prior to the last day of the Restricted Period but on or after the date of a Change in Control that is not a Vesting Change in Control, then the Participant shall be treated as if his Date of Termination had not occurred prior to the last day of the Restricted Period subject to the Participant signing and not revoking a general release and waiver of all claims against the Company as required by Section 7.1 of the Severance Plan. If such release is not effective within the sixty-day period required by Section 7.1 of the Severance Plan, the Participant shall immediately forfeit all of the Covered Units.
5. First Delivery Date. On the First Delivery Date, the Participant shall receive a number of shares of Stock in settlement of his or her Restricted Stock Unit Award. The number of shares of Stock that a Participant shall receive on the First Delivery Date shall be equal to the number of Covered Units (which have not previously been forfeited or cancelled) multiplied by thirty-three percent (33%). Shares of Stock received by a Participant pursuant to this Section 5 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after such Delivery Date (including, without limitation, Section 13).
6. Second Delivery Date. On the Second Delivery Date, the Participant shall receive a number of shares of Stock in settlement of his or her Restricted Stock Unit Award. The number of shares of Stock that a Participant shall receive on the Second Delivery Date shall be equal to the number of Covered Units (which have not previously been forfeited or cancelled or settled pursuant to Section 5) multiplied by thirty-three percent (33%). Shares of Stock received by a Participant pursuant to this Section 6 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after such Delivery Date (including, without limitation, Section 13).
Exhibit C – Page 2

7. Third Delivery Date. On the Third Delivery Date, the Participant shall receive a number of shares of Stock in settlement of his or her Restricted Stock Unit Award. The Participant shall receive on the Third Delivery Date the remaining Covered Units (which have not previously been forfeited or cancelled or settled pursuant to Section 5 or 6). Shares of Stock received by a Participant pursuant to this Section 7 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after such Delivery Date (including, without limitation, Section 13). As of the Third Delivery Date and settlement of the Restricted Stock Unit Award pursuant to this Section 7, all Covered Units (which have not previously been forfeited or cancelled) shall be cancelled.
8. Change in Control. In the event of a Change in Control, the Company, or the entity that is the surviving entity or successor to the Company following such transaction, may elect (a) to continue this Restricted Stock Unit Award subject to the terms of this Agreement and the Plan and subject to such adjustments, if any, by the Committee as permitted by Section 5.2(f) of the Plan; or (b) if the Change in Control also satisfies the definition of “change in control event” as set forth in Treas. Reg. 1.409A-3(i)(5), to terminate this Restricted Stock Unit Award and distribute shares of Stock consistent with Treas. Reg. 1.409A-3(j)(4)(ix)(B). In the event that the Company or its successor chooses to terminate this award and make a distribution of shares of Stock as provided in clause (b) of the previous sentence (in which case the Change in Control is a Vesting Change in Control), the payment amount attributable to dividends as described in and determined pursuant to Section 11 shall be determined as if the date of the Vesting Change in Control were the Third Delivery Date and the number of shares of Stock to be delivered pursuant to Section 7 shall be calculated as if the date of such Vesting Change in Control were the Third Delivery Date and the shares of Stock received by a Participant pursuant to this Section 8 shall be free of restrictions otherwise imposed by this Agreement and the Plan; provided, however that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after the Delivery Date (including, without limitation, Section 13).
9. Withholding. All deliveries and distributions of shares of Stock under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Stock may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).
10. Transferability. Except as otherwise provided by the Committee, the Restricted Stock Unit Award (and Covered Units subject to this award) may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period.
11. Dividends. To the extent that the Covered Units have not otherwise been forfeited or cancelled prior to the First Delivery Date, the Participant will be paid a cash payment on the First Delivery Date equal to the number of shares of Stock delivered pursuant to Section 5 multiplied by the total amount of dividend payments made in relation to one share of Stock with respect to record dates occurring during the period between the Grant Date and the First Delivery Date. To the extent that the Covered Units have not otherwise been forfeited or cancelled prior to the Second Delivery Date, the Participant will be paid a cash payment on the Second Delivery Date equal to the number of shares of Stock delivered pursuant to Section 6
Exhibit C – Page 3

multiplied by the total amount of dividend payments made in relation to one share of Stock with respect to record dates occurring during the period between the Grant Date and the Second Delivery Date. To the extent that the Covered Units have not otherwise been forfeited or cancelled prior to the Third Delivery Date, the Participant will be paid a cash payment on the Third Delivery Date equal to the number of shares of Stock delivered pursuant to Section 7 multiplied by the total amount of dividend payments made in relation to one share of Stock with respect to record dates occurring during the period between the Grant Date and the Third Delivery Date.
12. Voting. The Participant shall not be a shareholder of record with respect to the Covered Units and shall have no voting rights with respect to the Covered Units during the Restricted Period or prior to the delivery of shares of Stock pursuant to Section 5, 6 or 7 or Exhibit A.
13. Cancellation and Rescission of Restricted Stock Unit Award.
(a)The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the Restricted Stock Unit Award at any time if the Participant engages in any "Competitive Activity" or, in the case of a Participant whose Date of Termination has occurred due to Retirement, if the Participant engages in any Post-Retirement Activity.
(b)Immediately prior to the First Delivery Date, the Second Delivery Date and the Third Delivery Date and prior to the transfer of the shares of Stock to the Participant, the Participant shall certify, to the extent required by the Committee, in a manner acceptable to the Committee, that the Participant is not engaging and has not engaged in any Competitive Activity and, in the case of a Participant whose Date of Termination has occurred due to Retirement, that the Participant is not engaging and has not engaged in any Post-Retirement Activity. In the event a Participant has engaged in any Competitive Activity or, if applicable, any Post-Retirement Activity, prior to, or during the twelve months after, the later to occur of the Third Delivery Date or the last day of the Restricted Period (the “Restrictive Covenant Period”) with respect to any Covered Units, the right to delivery of shares with respect to such Covered Units may be rescinded by the Committee within two years of the last day of the Restrictive Covenant Period. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized as a result of the prior delivery of shares applicable to the rescinded Covered Units, in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company and/or Subsidiary.
14. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant's death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits
Exhibit C – Page 4

distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
15. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding on all persons. The Committee shall have the authority to obtain such information from the Participant (including tax return information) as it determines may be necessary to confirm that the Participant is in compliance with the requirements applicable to Competitive Activity, and if the Participant fails to provide such information, the Committee may conclude that the Participant is not in compliance with such requirements.
16. Recoupment and Plan Provisions Govern.
(a)Notwithstanding anything in this Agreement to the contrary, the Participant’s rights with respect to the Restricted Stock Unit Award shall be subject to the Assured Guaranty Ltd. Executive Officer Recoupment Policy as amended and restated on November 3, 2015 and as further amended from time to time.
(b)Notwithstanding anything in this Agreement to the contrary, this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
17. Not an Employment Contract. The Restricted Stock Unit Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.
18. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.
19. Fractional Shares. In lieu of issuing a fraction of a share, resulting from an adjustment of the Restricted Stock Unit Award pursuant to the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.
20. Deemed Acceptance. If the Participant wishes to decline this Award, the Participant must reject this Agreement prior to the earlier to occur of (i) the last day of the Restricted Period and (ii) the one-year anniversary of the Grant Date (the earlier of such dates referred to as the “Acceptance Date”). If the Agreement has not been rejected prior to the Acceptance Date, the Participant will be deemed to have automatically accepted this Award and the terms and conditions set forth in this Agreement.
21. Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.
Exhibit C – Page 5

22. Definitions. For purposes of this Agreement, words and phrases shall be defined as follows:
(a)Change in Control. The term "Change in Control" shall be defined as set forth in the Plan.
(b)Competitive Activity. The term “Competitive Activity” shall mean (i) the Participant’s engaging in an activity, directly or indirectly, whether as an employee, consultant, partner, principal, agent, distributor, representative, stockholder (except as a less than one percent stockholder of a publicly traded company or a less than five percent stockholder of a privately held company) or otherwise, within the United States, Bermuda, or the Cayman Islands, if such activities involve insurance or reinsurance of United States based entities or risks that are competitive with the financial guaranty insurance business then being conducted by the Company or any affiliate or if such activities involve investing, trading, or providing advisory, operational, or risk management services with respect to financial products or instruments similar to those which the Company or any of its Affiliates is then investing in, trading, or providing advisory, operational, or risk management services with respect to and which, during the period covered by the Participant's employment, were conducted by the Company or any affiliate; or (ii) the Participant’s engaging in any activity, directly or indirectly, whether on behalf of himself or herself or any other person or entity (x) to solicit any client and/or customer of the Company or any affiliate or (y) to hire any employee or former employee of the Company or any present or former affiliate of the Company or encourage any employee of the Company or affiliate to leave the employ of the Company or affiliate; or (iii) the Participant’s violation of Section 7.3 of the Severance Plan (relating to confidentiality).
(c)Date of Termination. A Participant's "Date of Termination" means, with respect to an employee, the date on which the Participant's employment with the Company and Subsidiaries terminates for any reason, and with respect to a Director, the date immediately following the last day on which the Participant serves as a Director; provided that a Date of Termination shall not be deemed to occur by reason of a Participant's transfer of employment between the Company and a Subsidiary or between two Subsidiaries; further provided that a Date of Termination shall not be deemed to occur by reason of a Participant's cessation of service as a Director if immediately following such cessation of service the Participant becomes or continues to be employed by the Company or a Subsidiary, nor by reason of a Participant's termination of employment with the Company or a Subsidiary if immediately following such termination of employment the Participant becomes or continues to be a Director; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer.
(d)Director. The term "Director" means a member of the Board of Directors of Assured Guaranty, Ltd., who may or may not be an employee of the Company or a Subsidiary.
(e)Disability. The Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.
(f)Permanent Disability. The Participant shall be considered to be “Permanently Disabled” if he would be treated as “disabled” in accordance with the provisions of Treas. Reg. §1.409A-3(i)(4).
Exhibit C – Page 6

(g)Post-Retirement Activity. The term “Post-Retirement Activity” shall mean the Participant’s provision of significant commercial or business services to any one or more persons or entities, regardless of whether such entity is owned or controlled by the Participant; provided that the Participant’s devotion of reasonable time to the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities shall not be considered Post-Retirement Activity, to the extent that the Committee, in its discretion, determines that such activities are consistent with the Participant’s Retirement. At the request of the Participant, the Committee shall determine whether a proposed activity of the Participant will be considered a Post-Retirement Activity for purposes of this Agreement. Such request shall be accompanied by a description of the proposed activities, and the Participant shall provide such additional information as the Committee may determine is necessary to make the determination. Such a determination shall be made promptly, but in no event more than 30 days after the written request, together with any additional information requested of the Participant, is delivered to the Committee.
(h)Pro-Rata Fraction. The term “Pro-Rata Fraction” shall mean a fraction, the numerator of which shall be equal to the number of days between the Grant Date and the Participant’s Date of Termination and the denominator of which shall be 1095.
(i)Qualifying Termination. The term “Qualifying Termination” is defined in Section 1 of the Severance Plan.
(j)Retirement. The term “Retirement” means the occurrence of a Participant’s Date of Termination due to the voluntary termination of employment on the Retirement Date.
(k)Severance Plan. The term “Severance Plan” shall mean the Assured Guaranty Ltd. Executive Severance Plan.
(l)Vesting Change in Control. The term “Vesting Change in Control” shall mean the date of a Change in Control where this Restricted Stock Unit Award is terminated pursuant to Section 8(b) of this Agreement.
IN WITNESS WHEREOF, the Participant has executed the Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

_________________________
Assured Guaranty Ltd.

I hereby agree to all the terms, restrictions and conditions set forth in the Agreement:

_________________________
Participant

Exhibit C – Page 7

EXHIBIT D
TREATMENT OF OUTSTANDING GRANTS UNDER LTIP

Type of Compensation	Base Amount	Payment/Vesting Date	Comments*
2019 RSU Grant	10,973 units	Distribution of shares in February 2022, subject to Executive’s continued compliance with all terms of the award agreement.
Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to distribution, right to vesting and distribution determined in accordance with the award agreement terms.

2020 RSU Grant	9,713 units	Distribution of shares in February 2023 subject to Executive’s continued compliance with all terms of the award agreement. [Retirement percentage equals 100%].
Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2021 RSU Grant	12,594 units	Distribution of shares in February 2024, subject to Executive’s continued compliance with all terms of the award agreement. [Retirement percentage equals 100%].
Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2019 TSR PSU Grant	8,229 units	Distribution of shares in February 2023 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units.
Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2019 ABV PSU Grant	8,229 units	Distribution of shares in February 2022 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units.
Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

Exhibit D – Page 1

2020 TSR PSU Grant	7,285 units
Distribution of shares in February 2024 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units. [Retirement percentage equals 100%].

Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2020 ABV PSU Grant	7,285 units
Distribution of shares in February 2023 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units. [Retirement percentage equals 100%].

Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2021 TSR PSU Grant	10,138 units
Distribution of shares in February 2025 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units. [Retirement percentage equals 100%].

Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

2021 ABV PSU Grant	10,138 units
Distribution of shares in February 2024 with number of shares determined equal to performance percentage (as determined by the AGL Compensation Committee) multiplied by the number of units. [Retirement percentage equals 100%].

Cash payment for dividend equivalents, if any, following distribution. In the event of a termination of employment for any reason prior to Retirement Date, right to vesting and distribution determined in accordance with the award agreement terms.

*Note that all awards are subject to forfeiture and/or clawback in the event of violation of certain restrictive covenants.
Exhibit D – Page 2